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                                                             EXHIBIT 23(B)

                        WEIL, GOTSHAL & MANGES LLP

                A Limited Liability Partnership Including

                        Professional Corporations

                             767 Fifth Avenue

                         New York, New York 10153

                        Telephone: (212) 310-8000

                         Telecopy: (212) 310-8007

                                          February 17, 1998

United Rentals, Inc.

Four Greenwich Office Park

Greenwich, Connecticut 06830

  We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement on Form S-1 (the "Registration Statement") filed by United Rentals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission relating to the registration by the Company of 7,475,000 shares of its common stock, $.01 par value per share, under the Securities Act of 1933, as amended (the "Securities Act"), without admitting that we are "experts" under the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement or that we are otherwise within the class of persons whose consent is required pursuant to
Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/ WEIL, GOTSHAL & MANGES LLP